EXHIBIT 99.1

Xcerra Announces Third Quarter Results

Third Fiscal Quarter Notables:

  Third quarter sales of $115.7 million
  GAAP net income attributable to Xcerra of $11.8 million or $0.21 per diluted share
  Non-GAAP net income attributable to Xcerra of $13.1 million or $0.24 per diluted share
  Xcerra has agreed to be acquired by Cohu, Inc.

NORWOOD, Mass., May 23, 2018 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its third fiscal quarter ended April 30, 2018.

Net sales for the quarter were $115,717,000, compared to the prior quarter's net sales of $110,276,000. GAAP net income attributable to Xcerra for the quarter was $11,754,000, or $0.21 per diluted share. Excluding restructuring and related provision charges of $452,000, amortization of purchased intangible assets of $128,000, and transaction related expenses of $778,000, non-GAAP net income attributable to Xcerra for the quarter was $13,112,000, or $0.24 per diluted share.

As a result of the pending acquisition of the company by Cohu, Inc., the company will not hold a quarterly conference call and webcast, and will not provide an outlook for its future financial results.

Information About Non-GAAP Measures
Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net income for the quarter ended April 30, 2018 excludes the amortization of purchased intangible assets, restructuring charges, and other one-time adjustments. Management of the company believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of the company’s competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation (“Xcerra”) and Cohu, Inc. (“Cohu”) and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR); (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Xcerra and Cohu to consummate the proposed transaction, including as a result of the failure of Cohu to obtain or provide on a timely basis or at all the necessary financing; (iii) the ability of Xcerra and Cohu to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Xcerra, Cohu or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Xcerra’s and/or Cohu’s respective businesses; (vii) the ability of Xcerra or Cohu to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Xcerra’s or Cohu’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Xcerra’s or Cohu’s ability to pursue certain business opportunities or strategic transactions; (xi) continued availability of capital and financing and rating agency actions; (xii) legislative, regulatory and economic developments; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiv) such other factors as are set forth in (A) Xcerra’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Xcerra’s Form 10-K for the fiscal year ended July 31, 2017, (B) Cohu’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Cohu’s Form 10-K for the fiscal year ended December 31, 2017, (C) in the Registration Statement on Form S-4 that has or will be filed by Cohu with the SEC and the prospectus and joint proxy statement of Cohu and Xcerra that is or will be contained therein, and (D) the other filings made by Xcerra or Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Xcerra can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where You Can Find It

Cohu will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the Cohu common stock to be issued in the proposed transaction and a joint proxy statement of Cohu and Xcerra in connection with the proposed transaction (the “Joint Proxy Statement/Prospectus”) and other documents concerning the proposed transaction.  The definitive Joint Proxy Statement/Prospectus will be delivered to the stockholders of Xcerra and Cohu after the Registration Statement is declared effective by the SEC. This communication is not a substitute for the Registration Statement, the definitive Joint Proxy Statement/Prospectus or any other documents that Xcerra or Cohu may file or may have filed with the SEC, or will send or have sent to stockholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of these documents (when they become available) and other documents filed by Xcerra and Cohu with the SEC at the SEC’s website at www.sec.gov.  The Joint Proxy Statement/Prospectus and other documents filed by Xcerra or Cohu may also be obtained free of charge by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors or by contacting Xcerra Investor Relations by telephone at (781) 467-5063 or by mail at Xcerra Investor Relations, Xcerra Corporation, 825 University Avenue, Norwood, MA 02062, attention Rich Yerganian or by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com or by contacting Cohu Investor Relations by telephone at (858) 848-8106 or by mail at Cohu Corporate Headquarters, 12367 Crosthwaite Circle, Poway, CA 92064, attention Jeffrey D. Jones.

Participants in the Solicitation

Xcerra, Cohu, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Xcerra stockholders or Cohu stockholders generally, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information regarding Xcerra’s directors and executive officers and their beneficial ownership of Xcerra common stock is also set forth in Xcerra’s proxy statement on Schedule 14A filed with the SEC on September 5, 2017, and in its Annual Report on Form 10-K for the year ended July 31, 2017, and is supplemented by other public filings made, and to be made, with the SEC by Xcerra. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors. Information concerning Cohu’s directors and executive officers and their beneficial ownership of Cohu’s common stock is set forth in Cohu’s annual proxy statement on Schedule 14A filed with the SEC on April 3, 2018, and in its Annual Report on Form 10-K for the year ended December 31, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available. You may obtain copies of the documents described in the preceding sentence when they become available free of charge by visiting the SEC’s website at www.sec.gov.

About Xcerra
Xcerra is comprised of two reporting segments; Semiconductor Test Solutions (STS) and Electronics Manufacturing Solutions (EMS). The STS segment supplies semiconductor testers, test handlers, device contactors and associated services. The EMS segment offers products and services for PCB and PCBA test as well as innovative and highly reliable interconnect components for electronic manufacturing. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drive innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The company’s products and services address the broad and divergent requirements of the mobility, automotive, industrial and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com.

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Source: Xcerra Corporation.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	April 30, 2018	July 31, 2017

Current assets
Cash and cash equivalents	$127,807	$103,637
Marketable securities	51,292	57,087
Accounts receivable, net	89,342	92,963
Inventories, net	88,523	81,509
Prepaid expenses and other current assets	13,633	19,087
Assets held for sale	850	994
Total current assets	371,447	355,277

Property and equipment, net	30,191	28,509
Intangible assets, net	8,330	8,752
Goodwill	45,873	43,850
Other assets	2,127	2,225
Total assets	$457,968	$438,613

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$359	$3,779
Accounts payable	32,017	36,249
Other accrued expenses	46,570	50,262
Deferred revenues	5,566	8,085
Total current liabilities	84,512	98,375

Term Loan	2,185	17,547
Other long-term liabilities	9,125	9,012
Stockholders' equity	360,254	313,679
Noncontrolling interest	1,892	-
Total liabilities and equity	$457,968	$438,613

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2018	2017	2018	2017

Net sales	$115,717	$103,635	$346,279	$263,845
Cost of sales	63,073	57,310	183,670	148,373
Gross profit	52,644	46,325	162,609	115,472

Engineering and product development expenses	17,117	15,581	50,848	45,891
Selling, general, and administrative expenses	22,560	21,523	65,830	58,069
Amortization of purchased intangible assets	128	148	423	518
Restructuring	3	187	688	592
Income from operations	12,836	8,886	44,820	10,402

Other income (expense), net	972	(57)	(1,361)	1,386
Income before provision for income taxes	13,808	8,829	43,459	11,788
Provision for income taxes	1,898	1,281	6,074	1,650
Net income	$11,910	$7,548	$37,385	$10,138

Net income attributable to noncontrolling interest	$156	$-	$169	$-

Net income attributable to Xcerra	$11,754	$7,548	$37,216	$10,138

Basic and diluted net income per share attributable to Xcerra:
Basic net income per share	$0.21	$0.14	$0.68	$0.19
Diluted net income per share	$0.21	$0.14	$0.67	$0.19

Weighted-average common shares used in computing net income per share:
Basic	54,909	54,259	54,781	54,080
Diluted	55,788	55,043	55,813	54,661

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	April 30, 2018	Per Share	Per Share	April 30, 2017	Per Share	Per Share

GAAP net income attributable to Xcerra	$11,754	$0.21	$0.21	$7,548	$0.14	$0.14
Legal and transaction fees	778	0.01	0.01	1,341	0.02	0.02
Acceleration of debt financing costs	-	-	-	-	-	-
Amortization of purchased intangible assets	128	0.00	0.00	148	0.00	0.00
Restructuring and related provisions	452	0.01	0.01	187	0.00	0.00
Non-GAAP net income attributable to Xcerra	$13,112	$0.24	$0.24	$9,224	$0.17	$0.17

Weighted average shares outstanding		54,909	55,788		54,259	55,043

	Nine Months	Basic	Diluted	Nine Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	April 30, 2018	Per Share	Per Share	April 30, 2017	Per Share	Per Share

GAAP net income attributable to Xcerra	$37,216	$0.68	$0.67	$10,138	$0.19	$0.19
Legal and transaction fees	1,948	0.04	0.03	1,844	0.03	0.03
Acceleration of debt financing costs	891	0.02	0.02	-	-	-
Amortization of purchased intangible assets	423	0.01	0.01	518	0.01	0.01
Restructuring and related provisions	1,657	0.03	0.03	592	0.01	0.01
Non-GAAP net income attributable to Xcerra	$42,135	$0.77	$0.75	$13,092	$0.24	$0.24

Weighted average shares outstanding		54,781	55,813		54,080	54,661